Exhibit 10.2

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

LUNA INNOVATIONS INCORPORATED

SENIOR MANAGEMENT INCENTIVE COMPENSATION PLAN

FISCAL YEAR 2008

Every member of the Senior Management team shares in Luna’s vision to bring together the best ideas and people, to be a leading technology development and commercialization company, solving important problems that benefit the world. Through collaboration and hard work, the Senior Management Team ensures Luna Innovations continues its forward progress to the next level. Every member plays a significant part in Luna’s on-going technological advances and financial success. In recognition of the impact the Senior Management team has on the achievement of the fiscal year business plan, the Board of Directors has approved the Senior Management Incentive Compensation Plan for 2008.

Eligibility – Chairman & CEO, Chief Financial Officer, VP Human Resources, President Technology Development Division, Chief Commercialization Officer, Chief Technology Officer, VP & General Counsel, President Products Division, and President nanoWorks Division, and others as may be added from time to time with prior approval of the CEO and Compensation Committee, as appropriate.

The 2008 plan is structured as a percentage of each participant’s annual salary on 12/31/2008 and is triggered only if 95% of the consolidated net income target is met. After the trigger is achieved, a payment is awarded for each financial component if at least 95% of target (revenue and net income budgets, and budgeted cash usage) is achieved. The awards earned are calculated based upon the participant’s overall target with component weights as follows: 35% based on the achievement of the 2008 net income budget target, 25% is based the achievement of 2008 budget revenue target, 25% on cash usage, and finally 15% is based on the Senior Management team members individual performance. The 2008 financial performance targets can be found on Attachment A. The overall target percentage award for each plan participant is listed on Attachment C.

Bonuses earned under this plan will be paid annually following the completion of the independent audit of the company’s financial statements. Payment of amounts earned may be made in cash or in common stock of the Company. Amounts to be paid in common stock will be determined by the achievement of Budgeted Cash Usage and paid according to Attachment B. Achievement of Target or below as listed on Attachment A, payment to plan participants will be in all stock. For the achievement of $[****] cash as of December 31, 2008, after giving pro-forma recognition of amounts to be paid in cash under this plan, the plan participant may choose to receive up to 50% in cash. For the achievement of $[****] cash as of December 31, 2008, after giving pro-forma recognition of amounts to be paid in cash under this plan, the plan participant may chose 100% in cash. Other payment scenarios are indicated on Attachment B. At their option, plan participants may elect stock in lieu of eligible cash payments. Stock price will be valued at the date amounts earned are approved by the compensation committee, which shall be within seven days of the Audit Opinion Date and, for shares elected to be received in lieu of eligible cash payments will be converted at a 1.05x multiplier. Amounts required to be paid in stock based upon the terms of this plan will be determined without such 1.05x multiplier.

In the event that the company [****] then the impacts of such [****] on the company’s consolidated financial statements shall be excluded for purposes of measuring performance against the related target metrics. Furthermore, to the extent that such [****], then such [****] shall also be excluded. [***] may be subject to review by the Compensation Committee of the Board of Directors.

It is important to note that this is just one piece of Luna’s Senior Management compensation plan. Luna also provides competitive salaries to attract, retain and motivate key executive talent. In addition, our performance-based stock options program is designed to focus the Senior Management Team on Luna’s long term growth.

ATTACHMENT (A)

2008 Incentive Plan Award Formula

The following formula is based on the achievement or exceeding the budgeted net income budgeted revenue targets, and budgeted cash for 2008.

Company Budgeted Net Income Versus Actual Net Income (Percent of Budgeted)	Proposed Award Payout (Percent of Target Award)
Above 150%	150%
150%	150%
140%	140%
130%	130%
120%	120%
110%	110%
100% Target-($[****])	100%
95%	90%

Company Budgeted Net Revenue Versus Actual Net Revenue (Percent of Budgeted)	Proposed Award Payout (Percent of Target Award)
Above 150%	150%
150%	150%
140%	140%
130%	130%
120%	120%
110%	110%
100% Target-$[****]	100%
95%	90%

Budgeted Cash Usage (Percent Achieved)	Proposed Award Payout (Percent of Target Award)
Above 150%	150%
150%	150%
140%	140%
130%	130%
120%	120%
110%	110%
100% Target-$[****]	100%
95%	90%

ATTACHMENT (B)

2008 Incentive Plan Award Stock vs Cash Payout Formula

Budgeted Cash Usage	Award Payout
(Achieved-After Plan Payments)	CASH	STOCK
$[****]	100%

$[****]	75%	25%

$[****]	50%	50%

$[****]	25%	75%

Target-$[****] or Below		100%